 EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, par value $0.0001 per share, of FirstSun Capital Bancorp, a Delaware corporation, will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 13, 2025

TWIN MEADOW VHC TRUST U/A/D 5/25/2011

/s/ Mollie H. Carter
Name: Mollie H. Carter
Title: Trustee

MOLLIE HALE CARTER TRUST AGREEMENT DATED 12/19/1995

/s/ Mollie H. Carter
Name: Mollie H. Carter
Title: Trustee

WOOD RACKET TRUST FBO MOLLIE H. CARTER U/A/D 7/31/2003

/s/ Mollie H. Carter
Name: Mollie H. Carter
Title: Co-Trustee

ORION VHC TRUST FOR THE MOLLIE HALE CARTER FAMILY U/A/D 7/8/2011

/s/ Mollie H. Carter
Name: Mollie H. Carter
Title: Co-Trustee